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                                                                    EXHIBIT 15.1

The Board of Directors and Stockholders
FedEx Corporation


We are aware of the incorporation by reference in the Registration Statement on Form S-4 of FedEx Corporation for the registration of $1,600,000,000 of notes of our reports dated September 16, 2003, December 16, 2003 and March 16, 2004 relating to the unaudited condensed consolidated interim financial statements of FedEx Corporation and Federal Express Corporation that are included in each company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 2003, November 30, 2003 and February 29, 2004.


                                                  /s/ Ernst & Young LLP


Memphis, Tennessee
June 18, 2004